Exhibit 99.1

Sourcefire Announces 2010 Second Quarter Results

Strong Growth Continues in Second Quarter

  2Q Revenue: $30.6 million, an increase of 38% year-over-year
  2Q GAAP Net Income: $10.5 million, or $0.37 per diluted share
  2Q Adjusted Net Income: $3.3 million, or $0.11 per diluted share

COLUMBIA, Md.--(BUSINESS WIRE)--July 28, 2010--Sourcefire, Inc. (Nasdaq: FIRE), the creator of Snort® and a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal second quarter ended June 30, 2010.

“With another strong quarter, our top line for the first half of 2010 grew by 38%,” said John Burris, CEO of Sourcefire. “We are showing continued improvement in our adjusted operating margin and earnings while making important investments in our three areas of focus for the year – innovation, international and indirect.”

Financial Summary

  Total Revenues - Revenues for 2Q10 were $30.6 million compared to $22.2 million in 2Q09, an increase of 38%. Revenues for the six months ended June 30, 2010 were $56.4 million compared to $40.8 million for the same period last year, an increase of 38%.
  GAAP Net Income - Net income was $10.5 million for 2Q10, or $0.37 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with net income of $0.6 million, or $0.02 per diluted share, in 2Q09. Net income for the six months ended June 30, 2010 was $11.4 million, or $0.39 per diluted share, compared with a net loss of $0.5 million, or a loss of $0.02 per diluted share, for the same period last year. Net income for the three and six months ended June 30, 2010 was positively impacted by the release of a valuation allowance on the Company’s net deferred tax assets which resulted in a tax benefit of $7.6 million, or $0.27 and $0.26 per diluted share, respectively.
  Adjusted Net Income - Adjusted net income for 2Q10 was $3.3 million, or $0.11 per diluted share. This figure excludes both stock-based compensation expense and the benefit from the release of the valuation allowance on the Company’s net deferred tax assets and assumes a tax rate of 35%. Adjusted net income in 2Q09 was $1.3 million, or $0.05 per diluted share. This figure excludes stock-based compensation expense and assumes a tax rate of 35%. Adjusted net income for the six months ended June 30, 2010 was $5.2 million, or $0.18 per diluted share. This figure excludes both stock-based compensation expense and the benefit from the release of the valuation allowance on the Company’s net deferred tax assets and assumes a tax rate of 35%. Adjusted net income for the six months ended June 30, 2009 was $1.4 million, or $0.05 per diluted share. This figure excludes stock-based compensation expense and assumes a tax rate of 35%.

  Balance Sheet - As of June 30, 2010, the Company’s cash, cash equivalents and investments totaled $142.6 million. Net cash provided by operating activities for the six months ended June 30, 2010 totaled $19.3 million compared with $6.7 million in the year ago period.

Second Quarter Company Highlights

International Expansion & Indirect Channel Development

  Increased U.S. commercial revenues to $15.5 million, up 40% over 2Q09.
  Increased U.S. federal sector revenues to $7.9 million, up 15% over 2Q09.
  Increased international revenues to $7.2 million, up 71% over 2Q09.
  Achieved channel influenced sales of 39% in 2Q10, compared with 17% in 2Q09.
  Recognized by Everything Channel for the company's Global Security Alliance channel program with a five-star rating in its annual Partner Program Guide.

Innovation & Recognition

  Expanded real-time Application Awareness. Sourcefire released enhancements that provide the Sourcefire IPS with real-time visibility into the specific applications running on an organization's network. Sourcefire is expanding its existing library of more than 200 application detectors making it easier than ever to tailor IPS protection, assess the impact of threats, and enforce IT policy compliance.
  Introduced an SSL (secure sockets layer) Appliance. This appliance enables the Sourcefire intrusion prevention system (IPS) to inspect SSL-secured data, blocking malicious traffic that would have previously been masked by encryption.
  Led the industry in same-day patch coverage with the Sourcefire VRT. The Sourcefire VRT is dedicated to protecting Sourcefire customers and Snort users by verifiably defending against attacks on vulnerabilities before specific exploits proliferate in the wild, while minimizing false positives and false negatives.
  Named by the TechAmerica Foundation as a finalist in the "Cybersecurity and Authentication" category for the American Technology Awards. These awards recognize the best technology products and services in the industry.

Third Quarter 2010 Outlook

Based on information as of July 28, 2010, Sourcefire expects revenue for the third quarter of 2010 in the range of $34.3 million to $35.8 million, net income per diluted share in the range of $0.08 to $0.10 and, on an adjusted basis, net income per diluted share in the range of $0.13 to $0.15. Sourcefire’s expectation of adjusted net income per diluted share excludes stock-based compensation expense for the third quarter in the expected range of $2.9 million to $3.1 million and includes an adjustment to reflect the effect of an assumed tax rate of 35%.

Non-GAAP Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, in evaluating the operating performance of its business, Sourcefire’s management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding (i) stock-based compensation, which does not involve the expenditure of cash, and (ii) items that Sourcefire believes may not be indicative of the Company’s operating performance, because either they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course.

The non-GAAP results have also been adjusted to reflect the effect of an assumed tax rate of 35%, which differs from the Company’s GAAP tax rate. Sourcefire believes this adjustment provides useful information to both management and investors because it more accurately reflects the Company’s expected long-term tax rate.

The specific non-GAAP measures reported by Sourcefire are adjusted net income, adjusted net income per share and adjusted income from operations. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Conference Call and Webcast

On Thursday, July 29, 2010 at 8:30 a.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 866-711-8198
Calling from other countries: 617-597-5327
Pass code: 11418663

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE) is a world leader in intelligent Cybersecurity solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks. Sourcefire’s IPS and Real-time Adaptive Security solution equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike – with more than 50 awards and accolades. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit www.sourcefire.com.

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER®, SOURCEFIRE 3D®, RNA®, RUA™, DAEMONLOGGER™, CLAMAV® and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the third quarter of 2010 and the Company’s future profitability. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the third quarter of 2010 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Products	$17,552	$12,280	$31,890	$22,148
Technical support and professional services	13,056	9,891	24,549	18,623
Total revenue	30,608	22,171	56,439	40,771
Cost of revenue:
Products	4,647	3,682	8,443	6,449
Technical support and professional services	1,657	1,393	3,062	2,775
Total cost of revenue	6,304	5,075	11,505	9,224
Gross profit	24,304	17,096	44,934	31,547

Operating expenses:
Research and development	4,342	3,396	8,137	6,716
Sales and marketing	11,410	8,428	22,029	16,298
General and administrative	4,736	3,992	9,055	7,835
Depreciation and amortization	833	830	1,647	1,651
Total operating expenses	21,321	16,646	40,868	32,500
Income (loss) from operations	2,983	450	4,066	(953)
Other income, net	19	252	19	613
Income (loss) before income taxes	3,002	702	4,085	(340)
(Benefit) provision for income taxes	(7,546)	69	(7,273)	144
Net income (loss)	$10,548	$633	$11,358	$(484)

Net income (loss) per share - basic	$0.38	$0.02	$0.41	$(0.02)
Net income (loss) per share - diluted	$0.37	$0.02	$0.39	$(0.02)

Weighted average shares outstanding used in computing per share amounts:
Basic	27,565,334	26,249,424	27,393,953	26,092,712
Diluted	28,600,689	27,551,669	28,831,577	26,092,712

Stock-based compensation expense for the three and six months ended June 30, 2010 and 2009 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$47	$14	$78	$25
Cost of revenue (services)	85	21	156	54
Stock-based compensation expense included in cost of revenue	132	35	234	79

Research and development	343	211	661	416
Sales and marketing	836	397	1,502	780
General and administrative	694	712	1,534	1,282
Stock-based compensation included in operating expenses	1,873	1,320	3,697	2,478
Total stock-based compensation expense	$2,005	$1,355	$3,931	$2,557

Sourcefire, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2010	2009
Assets	(unaudited)
Cash and cash equivalents	$71,659	$53,071
Investments	70,959	70,149
Accounts receivable, net	23,715	32,771
Inventory	4,833	4,414
Deferred tax assets	7,435	63
Prepaid expenses and other current assets	2,816	4,365
Property and equipment, net	7,717	7,447
Other long-term assets	2,093	1,887
Total assets	$191,227	$174,167

Liabilities
Accounts payable and accrued expenses	$9,347	$10,945
Deferred revenue	34,478	34,177
Other liabilities	945	556
Total liabilities	44,770	45,678

Stockholders' Equity
Common stock	27	26
Additional paid-in capital	176,765	170,157
Accumulated deficit	(30,358)	(41,716)
Accumulated other comprehensive income	23	22
Total stockholders' equity	146,457	128,489

Total liabilities and stockholders' equity	$191,227	$174,167

Sourcefire, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2010	2009
	(unaudited)	(unaudited)
Net income (loss)	$11,358	$(484)
Adjustments to reconcile net income (loss) to net cash provided by operating activities	7,937	7,206
Net cash provided by operating activities	19,295	6,722

Net cash used in investing activities	(3,377)	(1,165)

Net cash provided by financing activities	2,670	1,378
Net increase in cash and cash equivalents	18,588	6,935
Cash and cash equivalents at beginning of period	53,071	39,768
Cash and cash equivalents at end of period	$71,659	$46,703

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income (loss) from operations:
GAAP income (loss) from operations	$2,983	$450	$4,066	$(953)
Stock-based compensation expense	2,005	1,355	3,931	2,557
Adjusted income from operations	$4,988	$1,805	$7,997	$1,604
Adjusted income from operations as % of total revenue	16.3%	8.1%	14.2%	3.9%

Reconciliation of adjusted net income:
GAAP net income (loss)	$10,548	$633	$11,358	$(484)
Stock-based compensation expense	2,005	1,355	3,931	2,557
Release of the valuation allowance	(7,613)	-	(7,613)	-
Income tax adjustment*	(1,685)	(651)	(2,465)	(632)
Adjusted net income**	$3,255	$1,337	$5,211	$1,441

Adjusted net income per share - basic	$0.12	$0.05	$0.19	$0.06
Adjusted net income per share - diluted	$0.11	$0.05	$0.18	$0.05

Weighted average number of shares - basic	27,565,334	26,249,424	27,393,953	26,092,712
Weighted average number of shares - diluted***	28,600,689	27,551,669	28,831,577	27,283,183

* Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an estimated tax rate of 35%.
** Adjusted net income for the three and six months ended June 30, 2009 has been revised to reflect an income tax adjustment in order to conform with the current year presentation.

*** For the six months ended June 30, 2009, the effect of dilutive securities was excluded from GAAP diluted weighted average shares due to the reported net loss under GAAP, but is included for non-GAAP diluted weighted average shares since we have non-GAAP net income.

Sourcefire, Inc.
Supplemental Operating Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Number of deals in excess of $500,000	4	7	9	13
Number of deals in excess of $100,000	56	41	92	68
Number of new 3D customers	92	58	168	113
Number of full-time employees at end of period	335	285	335	285

Revenue Composition by Geography:
United States	77%	81%	74%	74%
International	23%	19%	26%	26%
Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	36%	41%	37%	41%
New customer product revenue	22%	15%	20%	13%
Recurring support services revenue	39%	40%	40%	41%
Professional services revenue	3%	4%	3%	5%
Total	100%	100%	100%	100%

CONTACT:
Media Contact:
Welz & Weisel Communications
Tony Welz
Principal
703-218-3555 x226
tony@w2comm.com
or
Investor Contact:
Sourcefire, Inc.
Tania Almond
Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com